                                                                    EXHIBIT 10.5

                               SERVICING AGREEMENT
                                 (WULA/METWEST)

         Agreement made this 1st day of April, 1988, between WESTERN UNITED LIFE ASSURANCE COMPANY (hereinafter "Western"), a Washington corporation, and METWEST MORTGAGE SERVICES, INC. (hereinafter "Servicer"), a Washington corporation (the "Agreement").

                                   WITNESSETH

         WHEREAS, Western and certain trusts for which Western is the beneficial owner or which Western may create or acquire (Western, together with such trusts, hereinafter the "Company") and own certain Mortgage Loans (as defined below) and other Receivables (as defined below); and

         WHEREAS, Western desires that the Servicer service, and Servicer desires to service the Mortgage Loans and other Receivables owned by Company.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, it is agreed by and between Western and Servicer as follows:

         I. DEFINED TERMS. Whenever used in this Agreement and unless otherwise defined herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         "Effective Date" means April 1, 1998.

         "File" means any servicing file held by Servicer on behalf of Company which may include any of the following documents: note, mortgage, deed of trust, land sale contracts or memorandum of land sale contracts, title policies, purchase and sale agreements, annuity policies, settlement agreements and court orders.

         "FNMA" means the Federal National Mortgage Association, or any successor thereto.

         "Land Sale Contract" means a contract, together with all amendments and modifications thereto, for the sale of real estate and the improvements thereon pursuant to which the Mortgagor promises to pay the amount due thereon to the holder thereof and pursuant to which fee title to the related Mortgaged Property is held by such holder until the Mortgagor has made all of the payments required pursuant to such contract, at which time fee title is conveyed to the Mortgagor.

         "Lotteries" means the lotteries and loans secured by payments on lotteries owned by Company.

         "Mortgage" means either the mortgage, deed of trust or other security instrument creating a lien on a Mortgaged Property (other than a Mortgaged Property that is the subject of a Land Sale Contract) securing a Mortgage Loan (other than a Mortgage Loan that is a Land Sale Contract) including all required riders, or creating a lien on a leasehold interest.

         "Mortgage Loan" means any of the mortgage loans or partial interests therein secured by a mortgage or deed of trust and Land Sale Contracts owned by Company, including those mortgage loans for which payments are received and documents are held by outside escrow companies.

         "Mortgage Note" means, with respect to each Mortgage Loan, the original executed note or other evidence of indebtedness including, in the case of a Land Sale Contract, a promise to pay which is the integral part of a Land Sale Contract, evidencing the indebtedness of a Mortgagor under such Mortgage Loan, together with any loan riders, if applicable, and as amended or modified.

         "Mortgaged Property" means the real property securing or the subject of a Mortgage Loan.

         "Mortgagor" means the obligor on the Mortgage Note or Land Sale
Contract.

         "Other Assets" means any asset of the Company, other than Mortgage Loans, Structured Settlement and Lotteries, which Company requests from time to time that Servicer services on behalf of Company.

         "Receivables" means the Lotteries, Structured Settlements and Other Assets owned by Company.

         "Servicing Fee" has the meaning ascribed to it in Section II hereof.

         "Structured Settlements" means the right of Company to receive payments under settlement agreements, annuity policies or life insurance policies or similar agreement which the Company or a predecessor in interest has acquired from a claimant.

         II. SERVICING.

         A. From and after the Effective Date, Servicer agrees to service the Mortgage Loans and the Receivables in accordance with the terms and provisions of this Agreement. Servicer will receive such compensation as Company and Servicer shall agree from time to time, which agreements shall be attached to and made a part of this Agreement by this reference. Initially, Servicer shall receive as compensation for servicing the Mortgage Loans the amount as set forth on Attachment A hereto and as compensation for servicing the Receivables the amount set forth on Attachment B hereto.

         Notwithstanding anything to the contrary in this Agreement, the fees for services performed as set forth in this Agreement will be fair and reasonable, and expenses incurred and payments received will be allocated to Western in accordance with statutory accounting principles. The fees will be charged initially at an estimate of cost, which fees will be adjusted to reflect actual cost, as determined on an annual basis. Accounts shall be rendered at quarterly intervals or more often and shall be settled within 30 days thereafter. The obligations of each party under this Agreement to transfer payments to another party may be offset by the reciprocal obligations of such other party so that only the net amount of such servicing payments shall be required to be transferred. Where the difference between estimates and actual costs are




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determined to be less than 3%, no actual payment will be necessary. However, this difference between the estimates and costs shall be an adjustment to the calculation of the new estimate. Where the difference between the estimates and actual costs is determined to be greater than 3%, the account shall be settled within 30 days thereafter.

         Notwithstanding the foregoing, pursuant to RCW 48.31B.030(1)(b), prior notice of all modifications to Attachment A or B are required to be provided to the office of the Washington State Insurance Commissioner at least sixty (60) days (or such shorter period as the Commissioner may permit) before the modification is made effective, and the Commissioner must declare such notice to be sufficient and not disapprove the modification within that time period.

         B. Servicer shall diligently manage, service, make collections on and otherwise administer the Mortgage Loans and the Receivables on behalf of Company (as determined by Servicer in its good faith and reasonable judgment) in accordance with applicable law, the terms of this Agreement and the terms of the respective Mortgage Loans and Receivables and, to the extent consistent with the foregoing, in a manner consistent with the ordinary practices of prudent servicers servicing mortgage loans and receivables comparable to the Mortgage Loans and the Receivables, and with a view to the maximization of timely recovery of principal and interest on the Mortgage Loans, and timely payment on the Receivables, but without regard to: (a) any relationship that Servicer or any affiliate of Servicer may have with the related mortgagor claimant or the seller of the Receivable and (b) Servicer's right to receive compensation for its services hereunder or with respect to any particular transaction.

         C. Subject only to the above-described servicing standards and the terms of this Agreement and of the respective Mortgage Loans and Receivables, Servicer shall have full power and authority, acting alone and/or through one or more subservicers, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable, without the consent or approval of Company, unless any such consent or approval is expressly required hereunder or under applicable law. Without limiting the generality of the foregoing, Servicer, in its own name, is hereby authorized and empowered by Company and obligated to execute and deliver, on behalf of Company, any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or relating to any Receivable, certificates of title or other security document in the related File relating to the secured property, including the related Mortgaged Property and related collateral (it being herein acknowledged that Servicer's obligation to file financing statements and continuation statements is limited to those Mortgage Loans and Receivables for which an effective financing statement or continuation statement is on file in the appropriate public filing office as determined by Servicer based solely upon a review of the Files and related documents in its possession); subject to the provisions contained herein, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related File, and any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and the Receivables. Company shall furnish, or cause to be furnished, to Servicer any powers of attorney and other documents necessary or appropriate to enable Servicer to carry out its servicing and administrative duties hereunder.



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

         D. The relationship of Servicer to Company under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

         E. Nothing in this Agreement shall preclude Servicer, in its individual capacity, from entering into other loans or other financial transactions with any mortgagor under a Mortgage Loan, any seller, claimant or other individual with respect to a Receivable.

         III. SUBSERVICING ARRANGEMENTS.

              Servicer may enter into subservicing agreements for the servicing and administration of all or a part of Mortgage Loans and/or the Receivables; provided that, in each case, the subservicing agreement is consistent with this Agreement in all material respects and requires the subservicer to comply with all of the applicable conditions of this Agreement. References in this Agreement to actions taken or to be taken by the Servicer include actions taken or to be taken by a subservicer on behalf of Servicer.

         IV. COLLECTION OF CERTAIN PAYMENTS.

         A. Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans and Receivables, and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection and payment allocation procedures as it follows with respect to mortgage loans and receivables comparable to the Mortgage Loans and Receivables in its own servicing portfolio.

         B. Servicer shall remit to Company on a daily basis, within ten (10) business days of receipt, all amounts received by it which are related to the Mortgage Loans and the Receivables, except amounts required to be deposited in an Escrow Account pursuant to Section VII.A hereof. Proceeds received with respect to individual Mortgage Loans from any title or other insurance policy shall also be remitted within ten (10) business days of receipt; provided that, in the discretion of Servicer, exercised in accordance with the servicing standards set forth in Section II hereof, Servicer may endorse to the Mortgagor any such proceeds, other than those received from a title policy, with respect to a Mortgage Loan.

         V. DEFAULTED MORTGAGE LOANS AND RECEIVABLES.

         A. Servicer shall foreclose upon or otherwise comparably convert to ownership properties securing the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, as permitted under this Agreement. In connection with such foreclosure or other conversion, Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities. In connection with such actions, Servicer may incur litigation and other costs and expenses related to enforcement of the Mortgage Loans on behalf of Company. Servicer shall be entitled to reimbursement from Company for all such foreclosure-related costs and other expenses incurred on behalf of Company. Notwithstanding the foregoing, in any case in which Mortgaged Property shall have suffered damage, Servicer shall not be required to expend its own funds in connection with any foreclosure or toward the restoration of such Mortgaged Property, unless it shall determine
(a) that such restoration and/or foreclosure will increase the proceeds of liquidation of the related Mortgage Loan to Company



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after reimbursement to itself for such expenses and (b) that such expenses will be recoverable by Servicer, which reimbursement is specifically permitted hereunder.

         Nothing contained in this Section shall be construed so as to require Servicer to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by Servicer in its reasonable and good faith judgment, all such bids to be made in a manner consistent with the servicing standard set forth in
Section II hereof. If and when Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a defaulted Mortgage Loan, whether for purposes of bidding at foreclosure or otherwise, Servicer is authorized, at the expense of Company, to have an appraisal performed, obtain a broker's price opinion or obtain any other inspection of the related Mortgage Property.

         Subject to the foregoing, however, Servicer shall have full power and authority to do any and all things in connection herewith as are consistent with the servicing standard set forth in Section II hereof and shall be authorized to incur costs and expenses necessary for the proper operation, management and maintenance of such Mortgaged Property, including, without limitation:

         1. all insurance premiums due and payable in respect of such Mortgaged Property;

         2. all real estate taxes and assessments in respect of such Mortgaged Property that may result in the imposition of a lien thereon;

         3. any ground rents in respect of such Mortgaged Property; and

         4. all costs and expenses necessary to maintain such Mortgaged
Property.

         To the extent that amounts then on deposit in the Escrow Account in respect of such Mortgaged Property are insufficient for the purposes set forth in clauses (1) through (4) above with respect to such Mortgaged Property, Servicer shall advance from its own funds such amount as is necessary for such purposes unless in Servicer's reasonable and good faith judgment, the payment of such amounts will not be recoverable from the operation or sale of such Mortgaged Property. Servicer shall be entitled to reimbursement from Company for all costs incurred by Servicer pursuant to this Section.

         B. Servicer shall take all actions, legal or otherwise, necessary to cure a defaulted Receivable. In connection with such actions Servicer may incur litigation costs and other expenses relating to enforcement of the Receivable on behalf of Company. Servicer shall be entitled to reimbursement from Company of all such costs and expenses incurred by Servicer.

         VI. MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS.

         A. Servicer may agree to any modification, waiver, forbearance, or amendment of any term of any Mortgage Loan or Receivable without the consent of Company. All modifications, waivers, forbearance or amendments of any Mortgage Loan shall be consistent with the servicing standard set forth in Section II hereof.



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         B. Notwithstanding anything to the contrary herein, Servicer may, in accordance with the servicing standard set forth in Section II hereof, modify, waive, forbear or amend any term of a Mortgage Loan or Receivable that requires the payment of a prepayment premium or penalty in connection with any principal prepayment thereon.

         C. Servicer may, as a condition to granting any request by a Mortgagor or Receivable payor for consent, modification, waiver, forbearance or amendment, the granting of which is within Servicer's discretion pursuant to the Mortgage Loan, or Receivable and is permitted by the terms of this Agreement, require that such Mortgagor or Receivable payor pay to Servicer, as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, together with any related costs and expenses incurred by Servicer, which amount shall be retained by Servicer as additional servicing compensation or remitted to Company in accordance with the provision of Attachment A hereto, as amended from time to time.

         VII. CERTAIN PROVISIONS RELATING TO THE MORTGAGE LOANS.

         A. Collection of Taxes, Assessments and Similar Items.

            In accordance with the servicing standards set forth in Section II hereof, Servicer shall establish and maintain one or more escrow accounts (each an "Escrow Account") with respect to each Mortgage Loan into which Servicer shall deposit all payments received by Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums, and similar items in respect of the related Mortgaged Property, in all cases, only as such payments are required to be deposited into an Escrow Account in accordance with such Mortgage Loan. Such amounts deposited into an Escrow Account shall be retained therein until withdrawn for application toward payment as permitted in this Section VII.A. Each Escrow Account shall be held in the custody of Servicer for the benefit of each related mortgagor as required by applicable law.

         B. Maintenance of Hazard Insurance and Errors and Omissions and Fidelity Coverage.

         1. Servicer shall cause to be maintained for each Mortgage Loan all hazard insurance coverage as is required under the related Mortgage or Land Sale Contract, provided that if any Mortgage or Land Sale Contract permits the holder thereof to dictate to the Mortgagor the hazard insurance coverage to be maintained on such Mortgaged Property, Servicer shall impose such hazard insurance requirements as are consistent with the servicing standard set forth in Section II hereof. Subject to Section V hereof, Servicer shall also cause to be maintained, for each Mortgaged Property acquired upon forfeiture, foreclosure or deed-in-lieu of foreclosure, hazard insurance coverage. All such hazard insurance policies shall contain a "standard" mortgagee clause, with loss payable to Company or Servicer on behalf of Company and shall be issued by an insurer authorized under applicable law to issue such insurance. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage or Land Sale Contract other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. In the event that Servicer shall obtain and maintain a blanket



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policy insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section, it being understood and agreed that such policy may contain a deductible clause, in which case Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section and there shall have been a loss which would have been covered by such policy, remit to Company the amount not otherwise payable under the blanket policy because of such deductible clause, provided that Servicer shall not be required to maintain insurance under the blanket policy with respect to any Mortgage Loan that has a scheduled principal balance of less than $10,000.

         2. Servicer shall obtain and maintain at its own expense, and keep in full force and effect throughout the term of this Agreement, a fidelity bond and other insurance coverage in amounts acceptable to Company. Coverage of Servicer under a policy or bond obtained by an affiliate of Servicer and providing the coverage required by this Section shall satisfy the requirements of this Section.

         C. Enforcement of Due-On-Sale Clauses; Assumption Agreements.

         1. As to each Mortgage Loan which contains a provision in the nature of a "due-on-sale" cause, which by its terms:

                  a. provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property; or

                  b. provides that such Mortgage Loan may not be assumed without the consent of the mortgagee in connection with any such sale or other transfer, then, Servicer shall exercise any right it may have with respect to such Mortgage Loan unless (A) enforcement of such right is not permitted by applicable law, or (B) Servicer, in its discretion, waives its right to enforce such provision, in a manner consistent with the servicing standard set forth in Section II hereof.

         2. As to each Mortgage Loan which contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

                  a. provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property; or

                  b. requires the consent of the mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property,

then Servicer shall exercise (or waive its right to exercise) any right it may have with respect to such Mortgage Loan to accelerate the payments thereon, or to withhold its consent to the creation of any such additional lien or other encumbrance, in a manner consistent with the servicing standard set forth in
Section II hereof.



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
         3. If Servicer waives the "due-on-sale" clause, the person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed must satisfy the terms and conditions contained in the Mortgage Note and Mortgage or Land Sale Contract, as applicable, related thereto.

         4. Subject to Servicer's duty to enforce any due-on-sale clause, to the extent set forth in Subsection 2.a. above, in any case in which a Mortgaged Property has been conveyed to a person by a mortgagor, and such person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage or Land Sale Contract, as applicable, that requires the signature of Company, or if an instrument of release signed by Company is required releasing the mortgagor from liability on the Mortgage Loan, Servicer shall prepare or cause to be prepared and execute on behalf of Company the assumption agreement with the person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or Land Sale Contract, as applicable or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or Land Sale Contract or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such person. In addition, the substitute mortgagor and the Mortgaged Property must be acceptable to Servicer in accordance with its underwriting standards as then in effect. Any fee collected by Servicer for entering into an assumption or substitution of liability agreement will be retained by Western, less Servicer's actual costs for performing such services.

         D. Conversion of Land Sale Contracts.

            If a mortgagor elects to convert a Land Sale Contract to a mortgage or deed of trust and mortgage note, Servicer shall do so in accordance with the servicing standard set forth in Section II hereof.

         VIII. REPRESENTATIONS AND WARRANTIES. Servicer hereby represents and warrants to Company that:

         A. Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington.

         B. Servicer (i) has the power to own its assets and to transact the business in which it is presently engaged and (ii) is duly qualified as a foreign corporation, has all licenses required and is in good standing under the laws of each jurisdiction (1) where Servicer's ownership or leasehold interest in property requires such qualification or licensing, (2) where the conduct of Servicer's business requires such qualification or licensing and (3) where the failure to be so qualified or licensed would have a material adverse effect on Servicer's ability to perform its obligations hereunder, or on the business and assets of Servicer, taken as a whole.

         C. Servicer (i) has full power and authority (corporate and other) to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate all of the transactions contemplated hereunder and thereunder and (ii) has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.



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
         D. No consent of any other party, and no consent, license, approval or authorization of, or registration or declaration with, any governmental authority, bureau or agency, other than the State of Washington Office of Insurance Commissioner, is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

         IX. FACILITIES, RECORDS AND DOCUMENTS.

         A. Servicer shall maintain adequate facilities satisfactory to Company for the servicing of the Mortgage Loans and the Receivables. Servicer shall keep satisfactory books and records in accordance with generally accepted accounting principles, consistently applied, pertaining to each Mortgage Loan and Receivable which reflect the interest of Company therein. Servicer shall permit Company or any of its authorized representatives, at any time during Servicer's business hours, to examine all books and records relating to each Mortgage Loan and the Receivables and to make copies thereof. Such records may not be destroyed or otherwise disposed of except as provided herein.

         B. Servicer shall maintain a file of correspondence, forms, reports and results of conversations relating to each Mortgage Loans and each Receivable. Servicer shall further maintain, with respect to each Mortgage Loan and Receivable, records which shall reflect, as collected, the application of each payment made under a Mortgage Loan.

         C. All documents, ledger sheets, payment records, correspondence and other papers and records of whatever kind or description, whether developed or originated by Servicer or not, reasonably required to document or to service properly any Mortgage Loan or Receivable being serviced for Company, shall be and remain at all times the property of Company. Servicer shall not acquire any vested or property rights with respect to such records, and shall not have the right to possession of them, except at the will of Company and subject to the conditions stated in this Subsection. It is expressly understood that any of the Mortgage Loans in the possession of Servicer are retained in custodial capacity only for servicing. The right to possession and the ownership of all of the records relating to each Mortgage Loan and Receivable delivered to Servicer, prepared by Servicer or to come into the possession of Servicer by reason of this Agreement shall immediately vest in Company, and may be retained and maintained by Servicer only at the will of Company.

         X. GENERAL.

         A. Assignment: Successor and Assignees.

         1. This Agreement shall not be assigned by Servicer without the prior written consent of Company.

         2. This Agreement shall be binding upon and inure to the benefit of Company and Servicer and their permitted successors, assignees and designees.

         B. Notices. Notice under this Agreement shall be in writing and delivered by hand, receipt acknowledged, or delivered by registered certified United States mail, return receipt requested, and if refused by regular United States mail, addressed to the Parties as stated below:



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

                  Attn:  General Counsel
                  Western United Life Assurance Company
                  601 W. First Avenue
                  Spokane, WA 99201
                  Fax: 529-835-2758

                  Attn:  General Counsel
                  Metwest Mortgage Services, Inc.
                  601 W. First Avenue
                  Spokane, WA  99201
                  Fax: 529-835-2758

         C. Terms of Agreement and Termination; Accounting Upon Termination. Unless sooner terminated as herein provided or by mutual agreement, this Agreement shall continue in full force and effect for a period of one year from the date hereof and shall be renewed automatically for additional one year periods without any action by the parties hereto.

         D. Governing Law and Venue. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Washington. All judicial proceedings between the parties to this Agreement shall be brought in a court located in the County of Spokane, State of Washington, and the parties hereto agree to venue in such jurisdiction.

         E. Miscellaneous. The parties shall, at their own expense, execute all other documents and take all other steps requested by each other from time to time to perform the covenants and obligations herein and effectuate the intent hereof. The provisions of this Agreement cannot be waived or modified, except in writing signed by the parties hereto. All representations and warranties shall survive the termination of this Agreement. This Agreement shall be executed in counterparts, all of which taken together shall constitute one and the same instrument. Headings and titles are for convenience only and shall not influence the construction or interpretation of this Agreement. When used herein, the term "include" or "including" shall mean, without limitation, by reason of enumeration.





                            [Signature Page Follows]



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
         IN WITNESS WHEREOF, the parties have hereunto set their hands on the date first above written.

         WESTERN UNITED LIFE ASSURANCE COMPANY



                  /s/ John Van Engelen
         ---------------------------------------
         By:      John Van Engelen
                  President



         METWEST MORTGAGE SERVICES, INC.



                  /s/ C. Paul Sandifur, Jr.
         ---------------------------------------
         By:      C. Paul Sandifur, Jr.
                  Chief Executive Officer

                                  ATTACHMENT A


         With respect to Mortgage Loans, the Servicing Fee shall be a monthly fee equal to 1/12 of 50 basis points, from April 1, 1998 to September 30, 1998, and thereafter 1/12th of 60 basis points of the aggregate outstanding principal balance of the Mortgage Loan at the first day of each calendar month. Such Servicing Fee shall be paid by Company to Servicer on or before the last day of the month following the month of which such Servicing Fee is calculated.

         All payments made pursuant to this Agreement shall be made subject to the cost allocation and true-up provisions contained in Section II.A. to this Agreement.

         Servicer shall remit to Western all fees paid by Mortgagors related to modifications or workouts which are immediate income, as opposed to deferred income, under GAAP, less Servicer's actual costs of performing such modification or workout services

         Effective as of April 1, 1998.


         WESTERN UNITED LIFE ASSURANCE COMPANY


                  /s/ John Van Engelen
         ---------------------------------------
         By:      John Van Engelen
                  President



         METWEST MORTGAGE SERVICES, INC.



                  /s/ C. Paul Sandifur, Jr.
         ---------------------------------------
         By:      C. Paul Sandifur, Jr.
                  Chief Executive Officer





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
                                  ATTACHMENT B


         With respect to the Receivables, the Servicing Fee shall be a monthly fee equal of 1/12 of 50 basis points from April 1, 1998 to September 30, 1998, and thereafter 1/12 of 40 basis points of the aggregate net investment balance of the Receivables at the first day of each calendar month. Such Servicing Fee shall be paid by Company to Servicer on or before the last day of the month following the month for which such Servicing Fee is calculated.

         All payments made pursuant to this Agreement shall be made subject to the cost allocation and true-up provisions contained in Section II.A. to this Agreement.

         Effective as of April 1, 1998.

         WESTERN UNITED LIFE ASSURANCE COMPANY



                  /s/ John Van Engelen
         ---------------------------------------
         By:      John Van Engelen
                  President



         METWEST MORTGAGE SERVICES, INC.



                  /s/ C. Paul Sandifur, Jr.
         ---------------------------------------
         By:      C. Paul Sandifur, Jr.
                  Chief Executive Officer




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